Exhibit 5.1

September 16, 2018

South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, NJ 08037

Re:	South Jersey Industries, Inc.
Offering of 5.625% Junior Subordinated Notes due 2079

Ladies and Gentlemen:

I, as Senior Vice President, General Counsel of South Jersey Industries, Inc., a New Jersey corporation (the “Company”), have acted as counsel to the Company in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (a) the Registration Statement on Form S-3 (File No. 333-233669) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus included therein and (c) the prospectus supplement, dated September 9, 2019, filed with the Commission on September 11, 2019 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), and (ii) the offering and sales of $200,000,000 aggregate principal amount of the Company’s 5.625% Junior Subordinated Notes due 2079 (the “Notes”).

The Notes are being issued pursuant to the Indenture dated as of September 16, 2019 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, a North Carolina banking association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture thereto, dated September 16, 2019, relating to the Notes (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The Indenture and the Notes are collectively referred to as the “Transaction Documents.”

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Indenture and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

South Jersey Industries, Inc.
September 16, 2019

1.          The Company is duly incorporated, is validly existing and in good standing under the laws of the State of New Jersey and has all requisite power to execute, deliver and perform its obligations under the Transaction Documents.

2.          All necessary corporate action has been taken by the Company to authorize the execution and delivery of the Transaction Documents and the performance of the Company’s obligations thereunder.

3.          The Transaction Documents have been duly executed and delivered, to the extent such matters are governed by New Jersey law.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New Jersey and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New Jersey, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Validity of the Notes” in the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Melissa Orsen
Name: Melissa Orsen
Title:  Senior Vice President, General Counsel